UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 903-1351
(Registrant's telephone number, including area code)

_______________________________________________ (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KNW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 26, 2023, Know Labs, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC and The Benchmark Company, LLC as representatives (the “Representatives”) of the underwriters named on Schedule 1 thereto (the “Underwriters”), relating to the Company’s registered public offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company sold 28,000,000 shares of Common Stock to the Underwriters, at a purchase price to the public of $0.25 per share, and also granted to the Underwriters a 30-day option (the “Over-Allotment Option”) to purchase up to 4,200,000 additional shares of Common Stock, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts, pursuant to the Company’s registration statement on Form S-1 (File No. 333-274350) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering closed on September 29, 2023. After deducting the underwriting commission and expenses paid at closing, the Company received net proceeds of approximately $6.39 million.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing summary of the terms and conditions of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached hereto as Exhibit 1.1, which is incorporated herein by reference.

Representatives’ Warrants

On September 29, 2023, pursuant to the Underwriting Agreement, the Company issued common stock purchase warrants to the Representatives to purchase an aggregate of 1,960,000 shares of Common Stock at an exercise price of $0.25 per share, subject to adjustments (the “Representatives’ Warrants”). The Representatives’ Warrants are immediately exercisable, and may be exercised at any time and from time to time, in whole or in part, until September 26, 2028 and may be exercised on a cashless basis. The Representatives’ Warrants also include customary anti-dilution provisions and immediate piggyback registration rights with respect to the registration of the shares underlying the Representatives’ Warrants. The Representatives’ Warrant and the shares of Common Stock underlying the Representatives’ Warrants were registered as a part of the Registration Statement.

The foregoing summary of the terms and conditions of the Representatives’ Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Representatives’ Warrants attached hereto as Exhibits 4.1 and 4.2, which are incorporated herein by reference.

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Item 7.01 Regulation FD Disclosure.

On September 27, 2023, the Company issued a press release announcing that it had priced the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated September 26, 2023, between Know Labs, Inc., Boustead Securities, LLC and The Benchmark Company, LLC

4.1	Common Stock Purchase Warrant issued by Know Labs, Inc. to Boustead Securities, LLC on September 29, 2023

4.2	Common Stock Purchase Warrant issued by Know Labs, Inc. to The Benchmark Company, LLC on September 29, 2023

99.1	Know Labs, Inc. Press Release dated September 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2023	KNOW LABS, INC.

/s/ Ronald P. Erickson
Name: Ronald P. Erickson
Title: Chairman of the Board

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